As filed with the Securities and Exchange Commission on December 7, 2009

(Registration No. 333-161997)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 2)

GOA SWEET TOURS LTD.

(Exact name of registrant as specified in its charter)

Delaware	7990	98-0632932
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Chuntan Vernekar

President/Treasurer/Secretary

H. no. 889, Ascona, Patem,

Benaulim, Goa, India 403716

Telephone: (011) 91989-055-77-27 Facsimile: (011) 91832-27-89-49

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

Telephone: 775-884-0490

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq.

Kristin J. Angelino, Esq.

Gersten Savage LLP

600 Lexington Avenue - 9th Floor

New York, New York 10022

Telephone: 212-752-9700

Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock	3,000,000	$0.01	$30,000	$1.67
Total	3,000,000	$0.01	$30,000	$1.67

(1)

This price was arbitrarily determined by us.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated December 7, 2009

PRELIMINARY PROSPECTUS

GOA SWEET TOURS LTD.

3,000,000 SHARES

OF

COMMON STOCK

This prospectus relates to the offering by Goa Sweet Tours Ltd. (“Goa Tours,” “we,” “our,” the “Company” or the “Registrant”) of a total of 3,000,000 shares (the “Shares”) of our common stock on a "self-underwritten" basis at a fixed price of $.01 per share.  The offering will commence promptly after the date of this prospectus and close no later than 180 days from the date of this prospectus. There is no minimum number of Shares required to be purchased. We intend to open a standard bank checking account to be used for the deposit of funds received from the sale of shares in this offering. This offering is on a best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution."

Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market.  After the effective date of the registration statement, we intend to seek a listing of our common stock on the Over-The-Counter Bulletin Board (“OTCBB”), which is maintained by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The expenses of the offering are estimated at $16,000 and will be paid by us.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 BEFORE INVESTING IN THE SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Goa Sweet Tours Ltd., or the Shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _______________, 2009.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

i

SUMMARY

This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this prospectus, “Goa Tours”, “the Company,” “we,” “us,” and “our,” refer to Goa Sweet Tours Ltd., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending July 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.001 per share.

The Company

Goa Sweet Tours Ltd. was incorporated in the State of Delaware on September 2, 2008. We were formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India. We initially plan to market our packages to tourists already in the State of Goa through the relationships with travel agents and small resort operators that our President, Mr. Chuntan Vernekar, has developed through his years of experience in the tour business. We also plan to develop a website for advertising our services which will be the virtual business card and portfolio for the Company.

We are a development stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market.  Our business plan anticipates that our sales will begin in October 2010, the start of the tourist season in Goa.

Currently, our President devotes approximately 15 hours a week to the Company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash balance of $9,741 consisting of $25,000 generated from the issuance of shares to our sole officer and director, less costs incurred to date.

Our administrative offices are currently located at the premises of our President, Chuntan Vernekar, who provides such space to us on a rent-free basis at H. no. 889, Ascona, Patem, Benaulim, Goa, India. We plan to use these offices until we require larger space.

Summary Financial Information

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements.  You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

July 31, 2009
Revenue	$-
Operating Expenses	$19,525
Net Loss for the Period	$(19,525)
Cash	$9,741
Total Assets	$9,741
Total Liabilities	$4,266
Total Stockholder’s Equity	$5,475

The Offering

Securities Being Offered	Up to 3,000,000 shares of common stock.

Offering Price	$0.01 per share
Offering Period

The shares are being offered for a period not to exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Number of Common Stock Issued and Outstanding Before Offering	5,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus.
Number of Common Stock to be Issued and Outstanding After Offering	8,000,000 shares
Net Proceeds to Our Company	$14,000
Use of Proceeds	We intend to use the proceeds to develop our business operations.
Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.
Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Our sole officer, director, control person and/or his affiliates do not intend to purchase any shares in this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to Our Business

1.

We need to continue as a going concern if our business is to succeed.

Our  independent auditors state in their audit  report, dated August 26, 2009, and included with this prospectus, that since we have no business operations to date and must secure additional  financing to commence our plan of operations, these matters raise substantial  doubt  about our ability  to continue as a going concern. To date, we have completed only part of our business plan and we cannot assure you that we will be able to generate enough revenue to achieve profitability. At this time, we cannot predict with assurance the potential success of our business.

2.

We have never sold any tour packages and may never be able to do so profitably. Our failure to sell our packages profitably will drain available cash and eventually force us to cease operations.

We formed Goa Tours on September 2, 2008 and there is no meaningful historical data for an investor to evaluate.  The revenue and income potential of our business and the market for online sales of our tour packages has not been proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and affiliates. As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

3.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to start our operations. If the $30,000 is raised, this amount will enable us, after paying the expenses of this offering, to acquire a tour car and begin the process of locating, sourcing and negotiating with resorts, hotels and other providers of luxury services to form strategic alliances. It will also enable us to initiate development of our website, begin the gathering of information for our database, initiate the development of our marketing plans and initiate the development of marketing and support material such as brochures, flyers and “fact sheets.”  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

4.

Because we have not yet commenced business operations, it makes evaluating our business difficult.

We were incorporated on September 2, 2008 and to date have been involved primarily in organizational activities.  We have not earned revenues as of the date of this prospectus and have incurred total losses of $19,525 from our incorporation to July 31, 2009.

Accordingly, you cannot evaluate our business or our future prospects, due to our lack of operating history.  To date, our business development activities have consisted solely of organizational activities.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.  In addition, there is no guarantee that we will commence business operations.  Even if we do commence operations, at present, we do not know when.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from the development of our website and from any tours, we will not be able to earn profits or continue operations.

5.

Because we operate in a foreign country, our business is subject to currency fluctuations and risks which could impact our revenues and results of operations.  Also since we hold our cash reserves in US dollars, we may experience weakened purchasing power in Indian rupees terms and may not be able to afford to conduct our planned program.

We hold our cash reserves in US dollars. Due to foreign exchange rate fluctuations, the value of these reserves can result in both translation gains and losses in terms of Indian rupees. If there was to be a significant decline in the US Dollar versus Indian rupees, our Indian rupees purchasing power in US dollars would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

6.

Securing travel agencies and resorts as affiliates, which we have not done to date, is critical to our ability to have our tour packages represented for sale in the various markets.

Before we can secure one or more affiliates to sell our tour packages, a number of important steps are:

•

Establishing recognition to attract the attention of affiliates as well as the tourist;

•

Offering sufficient financial incentives and marketing resources to attract affiliates;

•

Successfully contracting with appropriate affiliates.

Identifying and contracting with appropriate affiliates involves the successful execution of the above steps, which requires capital and human resources.  We have not made any efforts to put affiliates under contract to date. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate affiliates, we will not have a successful product offering and will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

7.

We must build a website offering travel tour packages in order to be able to sell these tour packages to the public.

In order to establish these venues to market specialty tour packages we must establish an Internet website highlighting our tour packages and the specialty services being offered for sale.

All of these projects are in the early stages of development and require substantial time and resources to complete.  We intend to launch a basic interim website, which will feature our current business plan. A domain name has not yet been chosen.  We hope this website can generate sufficient capital to develop our planned program and e-commerce website.  In addition, we may sell our tour packages through other means in order to raise the necessary capital. We currently do not have any preliminary agreement with any agency. In addition, we currently do not have the funds to open a travel agency.

8.

The tour and travel industry is highly competitive as there are no substantial barriers to enter such industries. Also we may not be able to compete effectively against dominant companies in the tourism and travel business or the online specialty tour package business because we lack the equipment, staff, strategic alliances and experience. If we cannot develop desirable tour packages, we will not be able to compete successfully, our business may be adversely affected and we may not be able to generate any revenue.

The tour industry is intensely competitive.  There are numerous, well-financed competitors who offer tour packages for sale through agencies and/or web sites which will directly compete with us for the traveler, tourist and tour group operators.  Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing tour packages to the public than we do. We have not demonstrated that we currently can compete successfully against these competitors and we may not be able to compete in the future.  If we are unable to effectively compete in the travel industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

In addition, we cannot stop unauthorized persons from copying aspects of our business, including our website design or functionality, tour package information or marketing materials.

9.

Our business operations could be severely impacted as a result of political or economic instability and/or terrorist activities, which could result in a loss of any investment in our Shares.

Any terrorist or threatened terrorist activities in or near where we offer our travel packages could severely restrict our business operations and reduce possible revenues. At this time, there are no threats or pending threats to the areas where we plan to conduct our operations or where the tourist sites are located. In addition, any adverse changes to the current economy, political climate, currency, environment for foreign businesses or security could result in the closure of our business and loss of revenues, which would result in a total loss of your investment.

10.

If our President leaves prior to securing replacements, we will be left without management and our business operations would cease.

We depend on the services of our President, Chuntan Vernekar, and our success depends on the decisions made by him.  The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations.  There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with him.  In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Vernekar could have a material adverse effect on our operating results and financial condition.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the tour packages, provide the translation and cultural component of our packages, complete the website and secure affiliates for us. We will fail without appropriate replacements.

11.

Our management has no prior experience in the marketing of products and services via the internet and therefore may not be able to successfully manage the development or growth of our company in this field.

Our management has no experience in marketing an internet tour travel business. Although Mr. Vernekar has extensive experience with traditional tours, this experience may not be useful in developing and marketing products that are appealing to the internet browser.  Our inexperience may cause us to make serious mistakes in the development or implementation of our business plan. Our management may be unable to develop or grow a business in this field due to its inexperience.

12.

Because our sole officer and director has no formal training in financial accounting and management, in the future, our disclosure and accounting controls may not be effective to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.

We have only one officer and director.  He has no formal training in financial accounting and management; however, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  Furthermore, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”).  Accordingly, he may be incapable of creating and implementing the disclosure and accounting controls which are required under the SOX Act, which could result in fines, penalties and assessments against us and which ultimately could cause you to lose your entire investment.

13.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Chuntan Vernekar, our sole officer and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Mr. Vernekar may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

14.

Our sole officer and director will allocate only a portion of his time to our business, which could have a negative impact on our success.

Currently, our sole officer and director allocates only a portion of his time to the operation of our business.  If our business develops faster than anticipated, or if his other commitments require him to devote more substantial amounts of time than is currently planned, there is no guarantee that he will devote the time necessary to assure our successful operations.  As a result, there is a substantial risk that we will not be successful in our endeavors.

15.

If our estimates related to expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, software development, website development and advertising and administrative expenses, which management estimates to aggregate a minimum of approximately $40,000 over the next 12 months. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business and a loss of your entire investment.

16.

We are subject to the many risks of doing business internationally including but not limited to the difficulty of enforcing liabilities in a foreign jurisdiction.

Our sole officer and director resides outside of the United States and a substantial amount of our assets are located outside of the United States.  We are a Delaware corporation and, as such, are subject to the jurisdiction of the State of Delaware and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. Also, we are registered as a foreign corporation doing business in India and are subject to the local laws of India governing investors' ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws.

Our sole officer and director resides in India. Any action brought against him in the United States, even if successful, either through default or on the merits of the claim, that results in a financial award against him, may be required to be enforced and/or collected in India, unless Mr. Vernekar owned assets located in the United States. Further, shareholder efforts to bring an action in India against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, may be effectively, if not financially, unfeasible.

Risks Relating to Our Common Stock

17.

We have the right to issue up to 100,000,000 shares of "blank check” preferred stock, which may adversely affect the voting power of the holders of other of our securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 100,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time. To date, we have not issued any shares of preferred stock.  Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

18.

Because our sole officer and director, who is also our sole promoter, will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to elect directors which could decrease the price and marketability of the Shares.

Even if we sell all 3,000,000 shares of common stock in this offering, Mr. Vernekar will still own 5,000,000 shares and will continue to control us. As a result, Mr. Vernekar will have significant influence to:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Mr. Vernekar, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

19.

We are selling this offering without an underwriter and may be unable to sell all of the shares, in which case, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

20.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.0067 per share, $.0033 less than what you paid for them.

21.

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

22.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

23.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

24.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

25.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;
•	our announcements of significant commissions and achievement of milestones;
•	our relationships with other companies or capital commitments;
•	additions or departures of key personnel;
•	sales of common stock or termination of stock transfer restrictions;
•	changes in financial estimates by securities analysts, if any; and
•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

26.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

27.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 100,000,000 shares of common stock and 100,000,000 shares of preferred stock, of which 5,000,000 shares of common stock and 0 shares of preferred stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common and preferred stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

28.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the SOX Act, we will be required, beginning with our fiscal year ending July 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2009. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of July 31, 2010. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the SOX Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section beginning on page 28, and the section entitled “Description of Our Business” beginning on page 18, as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

When all the shares are sold, the gross proceeds from this offering will be $30,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to us	$30,000
Cash on hand	9,741
Total	$39,741

Legal Counsel and Auditor	$17,741
Brochures, Marketing and Promotion	6,000
Website Development	6,000
Office and Administrative	5,000
Computers and Equipment	3,000
Miscellaneous Administrative Expenses	2,000
Total	$39,741

Upon the completion of this offering, we intend to immediately initiate the creation and development of our website and we intend to hire an outside web designer to assist us in designing and building our website.

Marketing and advertising will be focused on promoting our tours and website to travel agencies, small resorts and tourists in Goa. Our advertising campaign will include the design and printing of various print materials, as well as the creation of an e-brochure.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

(a)

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

(c)

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)

contains a toll-free telephone number for inquiries on disciplinary actions;

(e)

defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)

contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)

bid and offer quotations for the penny stock;

(b)

the compensation of the broker-dealer and its salesperson in the transaction;

(c)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)

a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders

We had one holder of record of our common stock as of December 4, 2009.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of July 31, 2009, the net tangible book value of our shares was $5,475 or approximately $0.001 per share, based upon 5,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $30,000, the net tangible book value of the 8,000,000 shares to be outstanding will be $35,475, or approximately $.0044 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (5,000,000 shares) will be increased by $.0034 per share without any additional investment on his part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per share) of $0.0056 per share. As a result, after completion of the offering, the net tangible book value of the Shares held by purchasers in this offering would be $.0044 per share, reflecting an immediate reduction in the $.01 price per share they paid for their Shares.

After completion of the offering, the existing shareholder will own 62.5% of the total number of shares then outstanding, for which he will have made a cash investment of $25,000, or $.005 per share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 37.5% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000, or $.01 per share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to July 31, 2009:

Existing Stockholder
Price per share	$0.0050
Net tangible book value per share before offering	$0.0010
Potential gain to existing shareholder	$20,000
Net tangible book value per share after offering	$0.0044
Capital contributions	$55,000
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after offering assuming the sale of all of the shares	8,000,000
Percentage of ownership after offering	62.50%

Purchasers of Shares in this Offering
Price per share	$0.010
Dilution per share	$(0.0056)
Capital contributions	$55,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	45.45%
Percentage of capital contributions by new investors	54.55%
Percentage of ownership after offering	37.50%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid
Existing Stockholder	$0.005	5,000,000	62.5%	$25,000
Investors in This Offering	$0.01	3,000,000	37.5%	$30,000

SELLING STOCKHOLDERS

There are no selling stockholders.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Vernekar, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares he sells. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  Our sole officer and director satisfies the requirements of Rule 3a4-1, because he:

a.

is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.

meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in India. We will not utilize the internet to advertise our offering. Mr. Vernekar will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No Shares purchased in this offering will be subject to any kind of lock-up agreement.

Our officer, director, control person and his affiliates do not intend to purchase any Shares in this offering.

We intend to sell our Shares outside the United States, particularly in India.

Section 15(g) of the Exchange Act

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

Terms of the Offering

The Shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a "best efforts," "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all Shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a bank account until the total amount of $30,000 has been received. At that time, the funds will be used in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to “Goa Sweet Tours Ltd.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 200,000,000 shares of stock, consisting of (i) 100,000,000 shares of common stock, par value $0.001 per share, and (ii) 100,000,000 shares of preferred stock, par value $0.001 per share, with such designations, relative rights, preferences or limitations as shall be decided by the Board of Directors.

Common Stock

The holders of our common stock:

·	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

·	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

·	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

·	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or  pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidations, mergers or amendments to our articles of incorporation.

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Transfer Agent

The Company does not currently have a Transfer Agent but is in the process of retaining one.

SHARES ELIGIBLE FOR FUTURE RESALE

General

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of December 4, 2009, we will have outstanding an aggregate of 8,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 3,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our sole officer and director, known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled, after such six-month holding period, to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for re-sales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by LBB & Associates Ltd., LLP, located at 2500 Wilcrest Dr., Suite 150, Houston, TX 77042 to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL REPRESENTATION

The validity of the common stock offered by this prospectus and certain legal matters in connection with this offering will be passed upon for us by our counsel, Gersten Savage LLP, located at 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF OUR BUSINESS

Overview

We were incorporated on September 2, 2008 in the State of Delaware.  We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose and we have no intentions or plans to merge with or acquire another company to be used as a vehicle for a reverse acquisition in the foreseeable future.

Neither the Company nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We intend to develop all-inclusive travel packages that will provide concierge-style personalized service for the visitor who travels to Goa.  Many large hotels and resorts have their own tour services and websites and we will be competing with the foregoing. We intend to differentiate ourselves by offering a much more personalized service. We intend to act as a personal concierge or executive assistant throughout the duration of the trip.

We also hope to create strategic partnerships with smaller hotels and resorts that do not have their own tour services and that will recommend our services to the visitors to Goa. The partnerships that we plan to develop will enable us to grow our customer base and expand our business by increasing exposure to our website to the consumers that view our sponsors’ websites.  We have not yet attempted to create any strategic partnerships or develop our website.

We expect that our customers will be able to choose from tour packages that involve travel in and throughout the State of Goa. The tours may include nature adventures, shopping sprees and relaxation-oriented getaways.  We plan to offer tours to families and groups of friends or individuals up to a maximum of eight people.  The tours within the State of Goa will be one-day tours. Tours outside of Goa will last up to one week.  Tour clients will be responsible for their own food and lodging, although we will provide recommendations. We plan to use trilingual guides (in English, Konkani (the native language of Goans) and Hindi) for each package.  Our tours will also include car, chauffeur, and dinner reservations to places of our guests’ choosing. Initially all of our cars will be leased, although we, may, in the future, purchase a vehicle with a capacity for four passengers.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.  We are relying on the experience of our President, Mr. Chuntan Vernekar, who will be devoting approximately 15 hours a week of his time to our operations. Once we begin operations, and are able to attract clients to use our services, Mr. Vernekar has agreed to commit more time as required.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since our inception in September 2008. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose.

Overview of Goa

Goa is one of the most popular tourist destinations in the world, receiving over 2.5 million tourists every year from all parts of the world.1  In particular, it is a popular vacation destination for residents of the northern hemisphere during the winter months.  Although Goa is a melting pot of eastern and western cultures, it was a Portuguese colony for over four centuries and the Portuguese rule left its imprint everywhere. There still is a Mediterranean atmosphere in the towns with their red-tiled roofs and narrow streets and the fishing villages surrounded by coconut groves.

Goa’s natural boundaries, the Arabian Sea and the mountains, historically had sheltered it from much of India’s inland turmoil, while its strategic location on the newly discovered trade route to the East made it even more attractive. Located between the hills of the Western Ghats on the East, Arabian Sea to the West, Maharashtra’s coastline to the North, and Karnataka’s coastline to the South, this tiny territory covers 1350sq miles (3500 sq km) with a population of 1.5 million.

Beaches of Goa

Goa’s beaches are strung along its 60-mile (100km) coastline which borders the Arabian Sea. An unbroken four-mile (7km) crescent of sand marks the twin beaches of Candolin and Calangute, north of Panjim and the Aguada headland. Tourist literature often refers to Calangute as the 'Queen' of Goa's beaches.  Baga, a little further north, is considered a better beach and a more relaxed place to stay. Baga has a concentration of resorts, hotels, beach huts, bars, restaurants, and souvenir stalls.  In South Goa, there are the Colva and the Benaulim beaches. The Dona Paula, Vagator and Chapora beaches are also tourist destinations.

Feasts, fairs and festivals

Goa has numerous festivals and fairs around temples and churches, which reflect its confluence of cultures as the Christian religions have mingled with traditional Indian practices of folk worship. Goans celebrate the festivals of various religions such as Diwali, Christmas, Easter and Idd.

Wildlife of Goa

Presently Goa has five wildlife sanctuaries: Bondla (8 square km), Mollem (Bhagwan Mahavir sanctuary covering 133 square km), Cotigao (86 square km), Chorao Island (Salim Ali bird sanctuary covering 1.78 square km of mangroves in the Mandovi river), and Mollem National Park (107 square km). Combined, they cover an area of 755 square km, or around 60 per cent of forest area and 20 per cent of the geographical area of the state.

Culture and Cuisine of Goa

A meeting of cultures produced the modern-day Goan cuisine. Alongside tandoori, rice and dal, Goan restaurants offer chourisso (pickled pig’s liver cooked in vinegar with tamarind) and vindalho (spicy pork). Chilies and cashew nuts were introduced by the Portuguese, and plantains were brought from Africa.  Goans use many coconut sauces.

Goan folklore consists of folk songs, dances, music, visual arts and folktales.  Many old-time taverns in Panaji have background music, traditional or otherwise. Much Goan music is derived from Portuguese love songs, but many musicians have also taken to hard rock and many work the nightclub circuit of India’s big cities.

1 http://www.liveindia.com/goa/02may08.html

Languages of Goa

Goa is a multilingual state thanks to its history which has seen people of various regions, ethnic races and religions from India and abroad settling in Goa and influencing the local language. Konkani is the native language of Goans, while Marathi also is widely spoken.

In major towns, English is widely used in writing and conversation. Portuguese, the language of the colonial rulers and the official language of Goa until 1961, failed to make a permanent dent in the majority of Goans. Only a small percentage of the older generation still speaks Portuguese.

Brief History of Goa

Over the centuries various dynasties have ruled Goa: Rashtrakutas, Kadambas, Silaharas, Chalukyas, Bahamani Muslims and, most famously, the Portuguese.  Hindu and Catholic communities make up almost the entire population with minority representation of Muslims and other religions.

After more than four centuries of Portuguese rule, Goa was liberated by the Indian Army on December 19, 1961 and became a union territory. On May 30, 1987, Goa was conferred statehood and became the 25th state of the Indian Republic.

Our Principal Products and Services

Concierge tours

We plan to provide all-inclusive travel packages with a personalized assistant to take care of every aspect of the trip.  Such packages may consist of the following:

*	Guided day tours in Goa to areas such as historical sites, waterfalls, and safe beach shacks at various beaches in north and south Goa
*	Tour of local spice farms where customers can learn how spices are grown and how to cook with various spices
*	Shopping sprees to open markets such as Anjuna market for carpets, jewelry, clothing, etc.
*	Fishing trips
*	Trips to Mumbai or the State of Karnataka, mostly for Hindu festivals and temple visits
*	Trips to resorts, beaches and retreats

We also intend to offer the following services:

*	Trip itinerary planning
*	Referral and tickets for cruise, theater and sporting events such as cricket, bullfighting or soccer
*	Dinner reservations and massage/spa referrals
*	Gift or Shopping Coordination
*	Ground Transportation between airports and train stations and customers’ hotels

Website

Upon completion of our public offering, we intend to secure a domain name and hire an Indian technology provider to develop our website. We expect that the IT company will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder and front page support. The website will describe the variety of services that we offer and will contain links to the service providers with whom we have entered into strategic alliances.  Our goal is to create a website that is informative and easy-to-navigate.

Marketing Strategy

We intend to negotiate strategic alliances with larger service providers such as travel agencies, resorts and hotels. We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create, and through personal selling in exchange for a commission-based percentage of the sale of rooms, tours or other services booked by a client introduced by us.

We also plan to develop strategic relationships with travel agents, convention centers and spas for a similar commission-based percentage of any booking made by a client introduced by us.

Competition and Competitive Strategy

We expect to face significant competition in the tourism industry. This would include traditional travel agencies, internet travel sites and established tour companies. Many of these competitors have greater financial, marketing and other resources, as well as more experience in the tourism industry.

Many large hotels and resorts have their own tour services and websites and we will be competing with the foregoing. We intend to differentiate ourselves by offering a much more personalized service. We intend to act as a personal concierge or executive assistant throughout the duration of the trip instead of just bringing our customers to a tourist site and picking them up after a certain period of time.  We also plan to offer all-inclusive tours which include lunch and non-alcoholic drinks.

We also intend to develop strategic alliances with smaller hotels and resorts which don’t have their own tour services.

Although we will be differentiated from the others by offering personalized services, we cannot guarantee that we will be able to compete effectively and because we have not yet begun operations we do not have a competitive position relative to these other companies. Once we launch operations we hope to compete on the basis of price, quality and personalized service. Our operations and our ability to generate revenues will be harmed if we are unable to establish a reputation as a provider of quality tour services.

Currently, our competitive position within the industry is negligible in light of the fact that we have not started our operations.

Subsidiaries

Since we are proposing to do business in India, we intend to operate our business in India through an Indian incorporated subsidiary. We plan to incorporate this subsidiary immediately after the effectiveness of the registration statement, of which this prospectus is a part.  The incorporation will take a minimum of 30 days and cost approximately $750. We do not anticipate any obstacles.

Sources and Availability of Products and Supplies

Although we currently have no customers, we believe that with our President’s industry experience and connections will enable us to develop the various aspects of the business.  Mr. Vernekar has experience with the travel industry and also experience in arranging promotion and marketing packages.

We believe there are no constraints on the sources or availability of products and supplies related to the development of our website and internet-based business.

Dependence on One or a Few Major Customers

Although we currently have no customers, we believe that, because of the potentially broad base of customers for our services, we will not rely on one or few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We do not own, either legally or beneficially, any patents or trademarks, nor do we intend to apply for any in the near future.

Governmental Controls and Approvals

We do not require any government approval for our services except for certain business operating licenses, which all companies are required to hold regardless of the type of business. We will ensure that we have the necessary business license and are members in good standing with the local government.

Governmental and Industry Regulations

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Existing or Probable Government Regulations

Other than the licensing  requirements discussed above, there are no other types of  government  regulations  existing  nor are we aware of any such  regulations being contemplated that adversely affect our ability to operate.

Research and Development Activities and Costs

We have not spent any funds on research and development activities to date. We have plans to undertake certain research and development activities during the first year of operations related to the development of our website.

Compliance with Environmental Laws

Our operations are not subject to any environmental laws.

Facilities

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge.

Employees

We have commenced only limited operations, and therefore currently have no employees other than our sole officer and director, who spends approximately 15 hours a week on our business. We will consider retaining full-time management and administrative support personnel as our business and operations increase.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is developed and launched.

Description of Property

We do not currently own any property. We are currently operating out of the premises of our President, on a rent-free basis during our development stage. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Delaware is Vcorp Services LLC, 1811 Silverside Road, Wilmington, Delaware 19810.

MANAGEMENT

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

Name	Age	Position
Chuntan Vernekar	31	President, Secretary/Treasurer, Chief Executive Officer and sole member of the Board of Directors.

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Chuntan Vernekar has been our President, Secretary, Treasurer and a member of the Board of Directors since our inception on September 2, 2008.  From 2002 to present, Mr. Vernekar has been owner and manager of a private chauffeur company, Goa Sweet Tours, which owns and operates three vehicles, one of which provides shuttle services to a five-star hotel in Goa, while the other two provide services to customers of various hotels and travel agencies.  For the last three years, Mr. Vernekar, through his company, Goa Sweet Tours, has provided tours in the States of Goa and Karnataka to numerous tourists.  From 1998 to 2002, Mr. Vernekar was employed by Taj Exotica Hotel in Goa as the general manager’s personal chauffeur.  During this time, he was required to take guests of the hotel’s general manager on certain tours, as dictated by the general manager.  From 1996 to 1998, Mr. Vernekar was a chauffeur for the staff of the Leela Kempinski Goa Hotel. Both hotels are designated as 5 star hotels.

Mr. Vernekar reads and speaks English, Hindi and Konkani fluently.  Management believes that Mr. Vernekar’s understanding of the English language, and his familiarity with British, American and Indian culture, will enable him to deal with a myriad of issues involving customer service.

Mr. Vernekar’s schedule allows him to spend up to 15 hours a week on the operations of our company. He has indicated to us that he will be willing to spend more time with the business as it grows.

Mr. Vernekar is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that our sole director does not currently meet the definition of “independent” as within the meaning of such rules as a result of his current position as our executive officer.

Significant Employees

We have no significant employees other than the sole executive officer described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Since our incorporation on September 2, 2008, we have not compensated and have no arrangements to compensate our sole officer and director Mr. Vernekar for his services to us as an officer. However, Mr. Vernekar will receive commission-based compensation from the Company through contracts the Company intends to enter into with Mr. Vernekar’s solely owned private company, also named Goa Sweet Tours.  We have not granted any stock options to Mr. Vernekar; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Vernekar; and, we have not entered into any employment or consulting agreements with Mr. Vernekar.  However, as sole officer and director of the company Mr. Vernekar has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending July 31, 2009 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal	Fiscal	Salary Bonus Awards Awards Compensation					Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Chuntan Vernekar, President	2009	0	0	0	0	0	0	0	0

Outstanding Equity Awards at 2009 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole executive officer and director since our inception; accordingly, none were outstanding at July 31, 2009.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer or director that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole director or officer that would result from a change-in-control.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

The sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 2, 2008, we issued an aggregate of 5,000,000 shares of our common stock to our sole officer and director, Chuntan Vernekar, for a purchase price of $0.005 per share or for aggregate consideration of $25,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

Mr. Vernekar currently manages his own private business, Goa Sweet Tours, which owns and operates three vehicles.  Our business plan contemplates that we will contract our services from Mr. Vernekar’s company, and Mr. Vernekar will be compensated through such contracts.

We have not entered into any other transaction, nor are there any proposed transactions, in which our sole director and executive officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our sole officer and director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On September 2, 2008, we issued an aggregate of 5,000,000 shares of our common stock to our sole officer and director for aggregate consideration of $25,000.

The following table sets forth information regarding the beneficial ownership of our common stock as of December 4, 2009 for our sole officer and director.  There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws, and the address for each person listed in the table is c/o Goa Sweet Tours Ltd., H.no 889, Ascona, Patem, Benaulim, Goa, India, 403716.

The percentage ownership information shown in the table below is calculated based on 5,000,000 shares of our common stock issued and outstanding as of December 4, 2009. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	No. of Common Stock Before Offering	No. of Common Stock After Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Offering
Chuntan Vernekar H. no. 889, Ascona, Patem, Benaulim, Goa, India	5,000,000	5,000,000	100%	62.5%

All Officers and Directors as a Group	5,000,000	5,000,000	100%	62.5%

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by stockholders under the Securities Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

Overview

We are a development stage company and have not commenced operations or generated or realized any revenues.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations but we cannot assure you that we will stay in business after our operations have commenced. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Results of Operations

From Inception on September 2, 2008 to July 31, 2009

We have not generated any revenues since our inception on September 2, 2008.  During the period from inception to July 31, 2009, our operating expenses were primarily comprised of professional fees of $16,266. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $10,000. We have prepared an internal business plan.

We have not started our proposed business operations and do not expect to do so until approximately 180 days after we have completed this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $25,000.

Activities to Date

A substantial portion of our activities to date has involved developing a business plan and establishing contacts and visibility in the marketplace.  Although we have not conducted any formal research regarding the market for our tour services, we are relying on the experience of our sole officer and director, who has conducted research in connection with his own private tour company.  In addition, our president has begun meeting with the managers/operators of various small and midsize resorts, restaurants, spice farms, and jewelry and carpet shops to discuss the tour packages and services which we plan to provide, including establishing links from our planned website to the websites of our planned service providers, as applicable.  Management also has begun preparing the conceptual design of our planned “information-only web site.”   To date, we have not registered our website domain name.

Plan of Operation

We are a development stage company with no operations, no revenues, no financial backing and few assets. We are in the process of establishing a tour business, which will provide customers with all-inclusive tour packages covering the area in and around the State of Goa, India.

While we have not yet developed our tour programs, our President has conducted a limited amount of research regarding the sites of interest, festivals and areas of interest suitable for the tours. We intend to continue to identify specific services.

The first stage of our business plan is to develop our website, and begin marketing and promotion of our services which includes producing print media and developing relationships with Goan hotels and travel agencies.

To develop our website, we will begin to design an information page which will utilize artwork and a logo and include our mission statement, a brief biography of our President, pictures of locations, our services, fee structure, contact information and ordering instructions. This information page will serve as an “e-brochure.”  We plan to distribute the e-brochure electronically via the internet in accordance with all laws governing online solicitation known as spam mail. We plan to obtain the email addresses from various alliances such as hotel operators and travel agents. We will contract web space from a local Internet service provider.  We intend to establish an office in our President’s premises to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

We expect the development of our website to take approximately 2 to 4 months.  The initial cost will be $6,000.  We intend to register and list our web address with widely used search engines and directories. When registering, we plan to include keyword-sensitive content referred to as metatags, or words that describe the content of the site, as well as titles, to attempt to ensure that our domain name is listed prominently in search results in most search returns.

We also plan to develop a colorful print brochure which will mirror our website’s e-brochure. These print brochures will be given to travel agents, hotels and resorts. We anticipate the cost for the development and printing of brochures will be approximately $2,000.

To date, we have not secured relationships with any hotels or service providers, although our president has begun meeting with the managers/operators of various small and midsize resorts, restaurants, spice farms, and jewelry and carpet shops to discuss the tour packages and services which we plan to provide.  The initial budget for our marketing and promotions, including travel costs, is $4,000.  Our total estimated budget for the marketing and promotion of our services (which includes the developing and printing of print brochures) is $6,000.

Our complete budget for the first stage of our business plan is as follows:

Proceeds to us	$30,000
Working capital on hand	5,475
Total	$35,475

Legal Counsel and Auditor	$13,475
Brochures, Marketing and Promotion	6,000

Website Development	6,000
Office and Administrative	5,000
Computers and Equipment	3,000
Miscellaneous Administrative Expenses	2,000
Total	$35,475

We do not expect to realize any revenues during the first six months of operations, which are not expected to commence until winter 2010, when the Goan tourist season commences. Our revenue will be generated from fees paid by customers for transportation services and tour packages, as well as commissions from the operators of various tour destinations for introducing them to our customers.

After the 2010 winter tourist season and depending on the success of the first stage of our plan, we plan to:

•

begin upgrading our website, which is expected to take two to four months with a maximum total cost of $18,000 to complete the website; and

•

continue to develop and enhance our relationships with tour and hotel and resort operators and staff.

During the first stages of our growth, Mr. Vernekar will provide all the labor required to operate the website, travel arrangements and bookings at no additional cost. Since we intend to operate with very limited administrative support, Mr. Vernekar will continue to be responsible for at least the first year of operations.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

The following table provides selected financial data about our company for the period from the date of incorporation through July 31, 2009. For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data

July 31, 2009

                 Cash

$ 9,741

                 Total assets

$ 9,741

                 Total liabilities

$ 4,266

                 Shareholders' equity

$ 5,475

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process to the maximum of $20,000.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of our operations and have not generated any revenues. We cannot assure you that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with service providers to allow us to represent them for a percentage-based commission. We then have to locate clients to book those services through us. We are seeking equity financing to provide for the capital required to implement our operations.

We cannot assure you that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Going Concern Consideration

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2010.  Please see footnote 1 to our financial statements for additional information.

Critical Accounting Policies

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Basis of accounting

Our financial statements are prepared using the accrual method of accounting. We have elected July 31 as our fiscal year end.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue

We have generated no revenues to date.  We plan to recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectibles is reasonably assured.   We will recognize revenues from the sale of our tours when the payment has been received.

Intellectual Property

We have adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch will be expensed as research and development expenses. We will expense upgrades and revisions to our website as incurred. We incurred no costs for research and development during fiscal 2009.  Once our website is fully operational, this asset will be amortized over a sixty month period.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At July 31, 2009, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our accountants on accounting and financial disclosure. LBB & Associates Ltd., LLP has served as our accounting firm since our inception.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by the selling stockholders. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

GOA SWEET TOURS LTD.

(A Development Stage Company)

FINANCIAL STATEMENTS

JULY 31, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Goa Sweet Tours Ltd.
(A Development Stage Company)
Benaulim, Goa, India

We have audited the accompanying balance sheet of Goa Sweet Tours Ltd. as of July 31, 2009, and the related statement of operations, stockholder’s equity, and cash flows for the period from September 2, 2008 (Inception) through July 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goa Sweet Tours Ltd. as of July 31, 2009, and the results of its operations and its cash flows for the period from September 2, 2008 (Inception) through July 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas

August 26, 2009

GOA SWEET TOURS LTD. (A Development Stage Company) BALANCE SHEET July 31, 2009

July 31, 2009 $

ASSETS
Current assets
Cash	9,741
Total current assets	9,741
Total assets	9,741

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payables and accrued liabilities	4,266
Total current liabilities	4,266
Total liabilities	4,266

STOCKHOLDER’S EQUITY

Preferred stock: $0.001 par value, 100,000,000 authorized, 0 issued and outstanding	-
Common stock: $0.001 par value, 100,000,000 authorized, 5,000,000 issued and outstanding	5,000
Additional paid-in capital	20,000
Deficit accumulated during the development stage	(19,525)
Total stockholder’s equity	5,475

Total liabilities and stockholder’s equity	9,741

The accompanying notes are an integral part of these financial statements

GOA SWEET TOURS LTD.
(A Development Stage Company) STATEMENT OF OPERATIONS

Period from September 2, 2008 (Inception) to July 31, 2009 $

EXPENSES
General and administrative	3,259
Professional fees	16,266
NET LOSS	(19,525)

Basic and diluted net loss per share	(0.00)
Weighted average shares outstanding	5,000,000

The accompanying notes are an integral part of these financial statements.

GOA SWEET TOURS LTD.
(A Development Stage Company) STATEMENT OF CASH FLOWS

Period from September 2, 2008 (inception) to July 31, 2009 $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(19,525)
Changes in operating assets and liabilities
Accounts payables and accrued liabilities	4,266
NET CASH USED IN OPERATING ACTIVITIES	(15,259)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	25,000
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	25,000

NET INCREASE IN CASH	9,741

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	9,741

Supplemental cash flow information:
Cash paid for:
– Interest paid	-
– Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

GOA SWEET TOURS LTD.
(A Development Stage Company) STATEMENT OF STOCKHOLDER’S EQUITY For the period September 2, 2008 (Inception) to July 31, 2009

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development
	Number	Par Value	Capital	Stage	Total

Balance, September 2, 2008 (inception)	-	$ -	$ -	$ -	$ -
Common stock issued for cash	5,000,000	5,000	20,000	-	25,000
Net loss	-	-	-	(19,525)	(19,525)

Balance, July 31, 2009	5,000,000	$ 5,000	$ 20,000	$ (19,525)	$ 5,475

The accompanying notes are an integral part of these financial statements.

GOA SWEET TOURS LTD.
(A Development Stage Company) NOTES TO FINANCIAL STATEMENTS For the period September 2, 2008 (Inception) to July 31, 2009

1.  NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Delaware on September 2, 2008 and is in the development stage.  The Company was formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India.

In accordance with SFAS No.7, the Company is considered to be in the development stage.  Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $19,525 as at July 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or the private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

GOA SWEET TOURS LTD.
(A Development Stage Company) NOTES TO FINANCIAL STATEMENTS For the period September 2, 2008 (Inception) to July 31, 2009

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The carrying value of cash and accounts payables and accrued liabilities approximates their fair value because of the short-term nature of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Foreign Currency Translation

The Company’s functional currency is United States (“U.S.”) dollars as substantially all of the Company’s operations use this denomination. The financial statements are presented in U.S. dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Revenue

The Company’s revenues will be derived principally by providing tour packages to tourists in Goa, India. The Company has generated no revenues to date. The Company plans to recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition”. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Intellectual Properties

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.  The Company incurred no costs for research and development during fiscal 2009.  Once the Company’s website is fully operational, this asset will be amortized over a sixty month period.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

GOA SWEET TOURS LTD.
(A Development Stage Company) NOTES TO FINANCIAL STATEMENTS For the period September 2, 2008 (Inception) to July 31, 2009

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At July 31, 2009 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

3.  CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share.

The total number of preferred shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors.

During the period ended July 31, 2009, the Company issued 5,000,000 shares of common stock for total cash proceeds of $25,000 to the Company’s sole director and officer.

At July 31, 2009, there were no outstanding stock options or warrants.

GOA SWEET TOURS LTD.
(A Development Stage Company) NOTES TO FINANCIAL STATEMENTS For the period September 2, 2008 (Inception) to July 31, 2009

4.    INCOME TAXES

As of July 31, 2009, the Company had net operating loss carry forwards of approximately $19,525 that may be available to reduce future years’ taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

From September 2, 2008 (Inception) to July 31, 2009
Net Operating Loss	$ 19,525
Statutory Tax Rate	34%
Deferred Tax Asset	6,638
Valuation Allowance	(6,638)
Net Deferred Tax Asset	$ -

5.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  Mr. Chuntan Vernekar, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and  director is involved in other  business  activities  and may in the future, become involved in other business opportunities as they become available. Thus he may face a conflict in selecting between the Company and his other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Mr. Vernekar, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering.  He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

Until ________, 2010 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

GOA SWEET TOURS LTD.

3,000,000 SHARES OF COMMON STOCK

PROSPECTUS

December [__], 2009

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$2
Transfer Agent Fees	$1,000
Legal, accounting, consulting fees and expenses	$14,000
Edgar filing, printing and engraving fees	$1,000
Total	$16,002

All amounts other than the Commission’s registration fee are estimates.   All expenses will be borne by the registrant.

Item 14.    Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the General Corporation Law of the state of Delaware (the “GCL”).  Under the GCL, a corporation may indemnify a director or officer for expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with certain actions, provided the corporation has determined that they meet the applicable standards of conduct set forth therein. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or

(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(4) by the stockholders.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

Item 15.

  Recent sales of unregistered securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 2, 2008, the Company issued a total of 5,000,000 shares of common stock to Mr. Chuntan Vernekar for cash at $0.005 per share for a total of $25,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

Item 16.  Exhibits and Financial Statement Schedules

Exhibits

Exhibit No.		Description
3.1	*	Articles of Incorporation
3.2	*	Bylaws
4.1	*	Specimen Stock Certificate
5.1		Legal opinion of Gersten Savage LLP
23.1		Consent of LBB & Associates Ltd., LLP
23.2		Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)

*Incorporated by reference to the Form S-1 Registration Statement (Registration No. 333-161997) filed with the SEC on September 18, 2009.

Financial Statement Schedules

The financial statement schedules are omitted because they are inapplicable or the requested information is shown in our financial statements or related notes thereto.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes that:

(1)    It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution;

 (2)    For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)    It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)    For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

(5)    For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benaulim, State of Goa, India on December 7, 2009.

GOA SWEET TOURS LTD.
By:	/s/ Chuntan Vernekar
Chuntan Vernekar President, Treasurer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Chuntan Vernekar	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	December 7, 2009

Chuntan Vernekar

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal opinion of Gersten Savage LLP
23.1	Consent of LBB & Associates Ltd., LLP
23.2	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)

*Incorporated by reference to the Form S-1 Registration Statement (Registration No. 333-161997) filed with the SEC on September 18, 2009.